UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2025
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QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On December 11, 2025, QT Imaging Holdings, Inc. (the “Company”) furnished an unaudited pro forma condensed consolidated balance sheet and statement of operations and comprehensive loss as of and for the nine months ended December 30, 2025 (the “Pro Forma Financial Information”).
The Pro Forma Financial Information gives effect to the Securities Purchase Agreement, (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) of securities on September 30, 2025, which closed on October 3, 2025, for aggregate gross proceeds to the Company of approximately $18,180,655, before deducting the offering expenses payable by the Company, that the Company disclosed in a Current Report on Form 8-K filed on October 1, 2025 with the SEC, as if the Private Placement had occurred on January 1, 2025.
The Pro Forma Financial Information also gives effect to the repayment on October 6, 2025 of $5.0 million of long-term debt, as well as $360,477 of accrued interest and the Tranche B 2025 Premium, to Lynrock Lake Master Fund LP (“Lynrock Lake”) pursuant to the First Amendment to the Credit Agreement (the “Lynrock Amended Credit Agreement”), as if the $5,360,477 had been paid on January 1, 2025.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Item

99.1	QT Imaging Holdings, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations and Comprehensive Loss as of and for the Nine Months Ended September 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 11, 2025
		By:	/s/ Dr. Raluca Dinu
		Name:	Dr. Raluca Dinu
		Title:	Chief Executive Officer